UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2005

CATHAY MERCHANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

0-9922

(Commission File Number)

04-2608713

(I.R.S. Employer Identification Number)

3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, P.R. China 200070

(Address of principal executive offices, including zip code)

(86)-21-6353-0012

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 10, 2005, we appointed Dr. Stefan Feuerstein as our Chief Operating Officer. Dr. Feuerstein was a Vice-President and director of KHD Humboldt Wedag International Ltd. since 2000. He has been the Managing Director of MFC Capital Partners AG since 2001 and the Managing Director of the Industrial Investment Council of the New German States since 1997. From 1992 to 1996, he was the President of the Thuringian Economic Development Corporation (Germany).

Dr. Feuerstein is not related to any of our current directors or executive officers.

During the last two years, we have not been a party to a transaction or any proposed transaction in which Dr. Feuerstein had a direct or indirect material interest other than the transactions with KHD Humboldt Wedag International Ltd. (formerly MFC Bancorp Ltd.) and its subsidiaries. Dr. Feuerstein was a director and executive officer of KHD Humboldt Wedag International Ltd. at the time of the transactions with our company. For a description of those transactions, see Item 12 of our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on October 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHAY MERCHANT GROUP, INC.

Per: /s/ Michael Smith

Michael Smith

President

Dated: November 10, 2005